                                                                    EXHIBIT 10.1



                           FIRST SHARES BANCORP, INC.
                              AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
I.    PURPOSE

     The purpose of this Amended and Restated 1996 Stock Option Plan (the "PLAN") of First Shares Bancorp, Inc., formerly known as BJ Morgan Bancshares (the "CORPORATION") is to encourage ownership in the Corporation by executive officers and other employees and directors of the Corporation's wholly-owned subsidiary, First Bank (the "BANK"), formerly First State Bank, who are materially responsible for the management or operation of the business of the Bank or provide valuable services to the Bank, an opportunity to acquire the Corporation's Common Stock, thereby providing them with an increased incentive to work for the success of the Bank and better enabling the Bank to attract and retain capable executive personnel. This Amended and Restated 1996 Stock Option Plan amends and restates the Corporation's 1996 Stock Option Plan which was effective November 19, 1996 (the "EFFECTIVE DATE"). This Plan will expire on December 31, 2001 and in no event will options be granted under this Plan after such date.

II.   ADMINISTRATION OF THE PLAN

     The Plan will be administered, construed and interpreted by the Corporation's Board of Directors (the "Board"). The decision of a majority of the members of the Board will constitute the decision of the Board, and the Board may act either at a meeting at which a majority of the members of the Board is present or by a written consent signed by all members of the Board. The Board will have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan, the following:

     (a) to whom options will be granted under the Plan ("OPTIONEES");

     (b) the date of grant when options will be granted under the Plan;

     (c) the number of shares of common stock of the Corporation be covered under each option;

     (d) the exercise price per share to be paid upon the exercise of each option;

     (e) the period within which each option may be exercised; and

     (f) the terms and conditions of any and all Option Agreements (as hereinafter defined).

     The Board will also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any options made hereunder, and to make all other determinations necessary or advisable in the administration of the Plan.

--------------------------------------------------------------------------------
AMENDED AND RESTATED 1996 STOCK OPTION PLAN                               PAGE 1

III.  ELIGIBILITY

     Each executive officer or other employee or director of the Bank who in the opinion of the Board is from time to time materially responsible for the management or operation of the business of the Bank and/or provides valuable services to the Bank is eligible to participate in the Plan and shall receive the options (an "Optionee") provided for in his Option Agreement.

IV.   STOCK SUBJECT TO THE PLAN

     A. COMMON STOCK. The stock which is the subject of options granted under the Plan shall be the Corporation's authorized but unissued Common Stock ("STOCK"). In connection with the issuance of shares of Stock under the Plan, the Corporation may utilize shares repurchased or otherwise.

     B. AGGREGATE AMOUNT. The total number of shares subject to options granted under the Plan shall not exceed 48,000 shares of Stock (as adjusted for the 6-for-1 stock split effective in February 2002 and subject to further adjustment under Article VII).

V.    TERMS, CONDITIONS AND FORM OF OPTIONS

     Each option granted under the Plan shall be evidenced by a written agreement in substantially the form attached hereto as Exhibit A (an "OPTION AGREEMENT"), which agreement shall comply with and be subject to the following terms and conditions:

     A. NON-STATUTORY STOCK OPTIONS. All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may be further amended from time to time (the "CODE").

     B. NUMBER OF OPTION SHARES. The number of shares of Stock subject to the Option Agreement shall be stated in the Option Agreement.

     C. TRANSFERABILITY. Each option granted under the Plan by its terms shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by such Optionee.

     D. TERM OF OPTION. Unless otherwise provided in the Option Agreement, options become exercisable with respect to twenty-five (25.0%) of the shares granted in the Option Agreement immediately upon the grant of the options and the remaining shares become exercisable with respect to twenty-five percent (25.0%) of the shares granted in the Option Agreement on each of the next three
(3) anniversaries of the date upon which they were granted; provided, however, that any option granted pursuant to the Plan shall become exercisable in full upon the death of the Optionee. Unless terminated earlier in accordance with the terms of the Plan or the applicable Option Agreement, each option shall terminate upon the expiration of seven (7) years after such option was granted.

     E. MANNER OF EXERCISE. Options may be exercised only by written notice to the Corporation, which notice must specify the date of the stock option and the number of shares of Stock covered by the exercise, accompanied by payment of the full consideration for the shares

--------------------------------------------------------------------------------
AMENDED AND RESTATED 1996 STOCK OPTION PLAN                               PAGE 2
as to which they are exercised in cash (including check, bank draft or money order). An option may not be exercised for a fractional share.

     F. TERMINATION OF EMPLOYMENT. All rights of an Optionee in an option, to the extent that such rights have not been exercised and have not otherwise expired, shall terminate immediately at such time as the Optionee is neither a full-time employee of the Bank nor a director of the Bank for any reason other than the death of the Optionee. The foregoing notwithstanding, any option granted to an Optionee under the Plan may be exercised (in full and without regard to any vesting requirements) by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution at any time prior to the earlier of the one (1) year after the date of the Optionee's death or the original expiration date of such option; upon the earlier of such events the option shall terminate.

VI.   NO RIGHT TO CONTINUE AS AN EMPLOYEE

     Neither the Plan nor the granting of an option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Bank (or the Corporation) will retain an Optionee as an employee for any period of time or at any particular rate of compensation.

VII.  ADJUSTMENT TO STOCK

     In the event any change is made to the Stock subject to the Plan or subject to any outstanding option granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares that may be the subject of options granted under the Plan and the number of shares and price per share of stock subject to outstanding options. The grant of options under the Plan shall not affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

VIII. EFFECTS OF CHANGE OF CONTROL

     Upon the occurrence of a Change in Control, all options granted under the Plan will become fully exercisable (in full and without regard to any vesting requirements). For these purposes, "Change in Control" means any one of the events specified in the following clauses (i) through (iv) occurring after the date of the grant of an option under the Plan:

     (i) Any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, will become the beneficial owner of 45.0% or more of the total number of shares of the Corporation's outstanding capital stock or the Bank's outstanding capital stock;

     (ii) As a result of, or in connection with, any cash business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation will cease to constitute a majority of the Board;

--------------------------------------------------------------------------------
AMENDED AND RESTATED 1996 STOCK OPTION PLAN                               PAGE 3

     (iii) The shareholders of the Corporation will approve an agreement providing either for a transaction in which the Corporation will cease to be an independent corporation or for the sale or other disposition of all or substantially all the assets of the Corporation or the Bank; or

     (iv) With respect to any period of two consecutive years commencing with or after the date of grant of an option, individuals, who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each Director who was not a Director at the beginning of such period has been approved in advance by Directors representing at least two-thirds of the Directors at the beginning of such period.

IX.   TAX WITHHOLDING

     Where the Optionee or another person is entitled to receive Stock pursuant to the exercise of an option, the Corporation will have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or the Bank is required to withhold with respect to such Stock.

X.    AMENDMENT AND TERMINATION OF THE PLAN

     The Board may suspend, discontinue or terminate the Plan or revise or amend it in any respect whatsoever; provided that any such action shall not negatively affect any of the rights under any then-outstanding option.

XI.   USE OF PROCEEDS

     The cash proceeds received by the Corporation from the issuance of shares pursuant to options under the Plan shall be used for general corporate purposes.

XII.  ADMINISTRATION

     The Plan shall be self-administered. However, ministerial actions and duties shall be performed by the President of the Corporation, who has authority to execute and deliver options to Optionees and to execute and deliver all such other instruments, and to take all other actions and to make all other determinations, not inconsistent with this Plan, that he may deem, in his sole discretion, necessary or desirable.

XIII. DELIVERY AND REGISTRATION OF STOCK

     The Corporation's obligation to deliver shares with respect to an option shall, if the President so requests, be conditioned upon the receipt of a representation as to the investment intention of the participant to whom such shares are to be delivered, in such form as the President shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the shares or other action eliminating the necessity of such representation under such Securities Act or other

--------------------------------------------------------------------------------
AMENDED AND RESTATED 1996 STOCK OPTION PLAN                               PAGE 4
securities legislation. The Corporation shall not be required to deliver any shares under the Plan prior to the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the President shall determine to be necessary or advisable.

XIV.  GOVERNING LAW

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Indiana and construed accordingly.

--------------------------------------------------------------------------------
AMENDED AND RESTATED 1996 STOCK OPTION PLAN                               PAGE 5